Exhibit 23

Deloitte & Touche LLP
111 S. Wacker Drive
Chicago, Illinois 60606

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-86790, 333-108705, and 333-128071 of John Deere Capital Corporation and subsidiaries on Form S-3 of our report dated December 18, 2006, appearing in the Annual Report on Form 10-K of John Deere Capital Corporation and subsidiaries for the year ended October 31, 2006.

Deloitte & Touche LLP
Chicago, Illinois

December 18, 2006

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